                                                                  EXHIBIT 10.1

                                                               EXECUTIION COPY

                          MASTER TRANSACTION AGREEMENT

                                  by and among

            Time Warner Entertainment - Advance/Newhouse Partnership,

                    Time Warner Entertainment Company, L.P.,

                             Paragon Communications

                                       and

                          Advance/Newhouse Partnership












                           Dated as of August 1, 2002

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
ARTICLE I            DEFINITIONS.........................................................1

     1.1.     Advance/Newhouse...........................................................1
     1.2.     Advance/Newhouse Group ....................................................1
     1.3.     Affiliate..................................................................1
     1.4.     Agreement..................................................................1
     1.5.     Amended and Restated Indemnity Agreement ..................................2
     1.6.     A/N Parties ...............................................................2
     1.7.     ATW .......................................................................2
     1.8.     Closing ...................................................................2
     1.9.     Closing Contribution ......................................................2
     1.10.    Closing Date...............................................................2
     1.11.    Contract...................................................................2
     1.12.    Contribution ..............................................................2
     1.13.    Contribution Agreement ....................................................2
     1.14.    Debt Assumption Agreement..................................................2
     1.15.    Delayed Transfer Assets ...................................................2
     1.16.    Effective Date ............................................................2
     1.17.    Effective Time ............................................................2
     1.18.    Employee Matters Agreement.................................................2
     1.19.    Franchise .................................................................2
     1.20.    Franchising Authority .....................................................2
     1.21.    Governmental Authority.....................................................2
     1.22.    Guarantee Agreement .......................................................3
     1.23.    Indemnity Agreement .......................................................3
     1.24.    Insurance Policies ........................................................3
     1.25.    Insurance Proceeds ........................................................3
     1.26.    Intellectual Property Agreement............................................3
     1.27.    Law........................................................................3
     1.28.    Letter Agreement ..........................................................3
     1.29.    Management Agreement ......................................................3
     1.30.    Original Partnership Agreement.............................................3
     1.31.    Paragon....................................................................3
     1.32.    Parties ...................................................................3
     1.33.    Partnership Agreement .....................................................3
     1.34.    Person.....................................................................4
     1.35.    Refinancing Arrangements ..................................................4
     1.36.    Residual Business .........................................................4
     1.37.    Road Runner ...............................................................4
     1.38.    Road Runner Affiliation Agreement .........................................4
     1.39.    Road Runner Letter Agreement...............................................4
     1.40.    Second Amended and Restated Partnership Agreement .........................4
     1.41.    Selected Business .........................................................4

     1.42.    Selected Pool .............................................................4
     1.43.    Selected Subsidiary .......................................................5
     1.44.    Selection Date ............................................................5
     1.45.    Services Agreement ........................................................5
     1.46.    Subsidiary.................................................................5
     1.47.    System.....................................................................5
     1.48.    Third Amended and Restated Partnership Agreement ..........................5
     1.49.    Transaction Agreements.....................................................5
     1.50.    Transactions...............................................................5
     1.51.    TWE........................................................................5
     1.52.    TWE Parties ...............................................................5
     1.53.    TWEAN .....................................................................5
     1.54.    TWE Group .................................................................5

ARTICLE II           THE EFFECTIVE DATE..................................................6

     2.1.     Second Amended and Restated Partnership Agreement..........................6
     2.2.     Guarantee Agreement........................................................6
     2.3.     Indemnity Agreement........................................................6

ARTICLE III          THE DEBT CLOSING....................................................6

     3.1.     Refinancing................................................................6
     3.2.     Payments Being Made by Advance/Newhouse....................................6
     3.3.     Payments Being Made by TWE and to Paragon..................................9
     3.4.     Services Agreement........................................................10
     3.5.     Employee Matters Agreement................................................10
     3.6.     Third Amended and Restated Partnership Agreement..........................10
     3.7.     Intellectual Property Agreement...........................................11
     3.8.     Termination of Advance/Newhouse's Participation in Road Runner and TCP....11
     3.9.     Mutual Resolution of Claims...............................................11

ARTICLE IV           THE CLOSING DATE...................................................12

     4.1.     Closing...................................................................12
     4.2.     Conditions to Closing.....................................................12
     4.3.     Closing Deliveries........................................................13

ARTICLE V            COVENANTS AND OTHER MATTERS........................................13

     5.1.     Closing Efforts...........................................................13
     5.2.     FCC and Franchise Approvals and Other Material Third-Party Consents.......13
     5.3.     Regulatory Compliance.....................................................14
     5.4.     Further Assurances........................................................14
     5.5.     Disclaimer of Representations and Warranties..............................14

ARTICLE VI           MISCELLANEOUS......................................................15

     6.1.     Counterparts; Entire Agreement............................................15
     6.2.     Governing Law.............................................................15
     6.3.     Assignability.............................................................15
     6.4.     Third Party Beneficiaries.................................................15
     6.5.     Notices...................................................................16
     6.6.     Severability..............................................................17
     6.7.     Expenses..................................................................17
     6.8.     Headings..................................................................17
     6.9.     Waivers of Default........................................................17
     6.10.    Specific Performance......................................................17
     6.11.    Amendments................................................................18
     6.12.    Interpretation............................................................18

EXHIBITS:

Exhibit A:       Second Amended and Restated Partnership Agreement
Exhibit B:       Guarantee Agreement
Exhibit C:       Indemnity Agreement
Exhibit D:       Debt Assumption Agreement
Exhibit E:       Terms of Services Agreement
Exhibit F:       Employee Matters Terms
Exhibit G:       Intellectual Property Agreement
Exhibit H:       Form of Contribution Agreement
Exhibit I:       Form of Amended and Restated Indemnity Agreement
Exhibit J:       Form of Management Agreement

Schedule 1       Terminated Agreements
Illustration A   Illustration of Assumed Debt
Annex A          Description of Selected Pool

                          MASTER TRANSACTION AGREEMENT


     THIS MASTER TRANSACTION AGREEMENT, dated as of August 1, 2002, is by and among Time Warner Entertainment - Advance/Newhouse Partnership, a New York general partnership ("TWEAN"), Time Warner Entertainment Company, L.P., a Delaware limited partnership and general partner of TWEAN ("TWE"), Paragon Communications, a Colorado general partnership and general partner of TWEAN ("Paragon"), and Advance/Newhouse Partnership, a New York general partnership and a general partner of TWEAN ("Advance/Newhouse"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in Article I.

     WHEREAS, TWE, Paragon and Advance/Newhouse are party to the Amended and Restated Partnership Agreement of TWEAN, dated as of February 1, 2001, as amended by the First Amendment thereto, dated as of March 2, 2001 (the "Original Partnership Agreement");

     WHEREAS, on June 24, 2002 TWE, Paragon and Advance/Newhouse entered into a letter agreement (including all exhibits, attachments and illustrations thereto, the "Letter Agreement"), which provides for, among other things, a restructuring of TWEAN; and

     WHEREAS, in accordance with the Letter Agreement, except as otherwise contemplated herein, the parties desire to set forth definitive agreements providing for the transactions contemplated in the Letter Agreement.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     For the purpose of this Agreement the following terms shall have the following meanings:

     1.1. Advance/Newhouse has the meaning set forth in the Preamble.

     1.2. Advance/Newhouse Group means Advance/Newhouse and each of its Affiliates, which, for the avoidance of doubt, shall include the Selected Business but shall not include TWEAN.

     1.3. Affiliate has the meaning ascribed thereto in the Partnership
Agreement.

     1.4. Agreement means this Master Transaction Agreement, including all of the Schedules, Annexes and Exhibits hereto.

     1.5. Amended and Restated Indemnity Agreement has the meaning set forth in
Section 4.3 hereto.

     1.6. A/N Parties has the meaning set forth in Section 3.9 hereto.

     1.7. ATW means AOL Time Warner Inc.

     1.8. Closing has the meaning set forth in Section 4.1 hereto.

     1.9. Closing Contribution means the Contribution described in clause (ii) of the definition of such term.

     1.10. Closing Date has the meaning set forth in Section 4.1 hereto.

     1.11. Contract means any contract, lease, agreement, covenant, indenture, note, security, instrument, arrangement, commitment or any other binding understanding, whether written or oral.

     1.12. Contribution means one or more of the following (as applicable): (i) the conversion of Advance/Newhouse's Prior Partnership Units (as defined in and contemplated by the Partnership Agreement), (ii) the contributions of the Selected Business to the Selected Subsidiary pursuant to the Contribution Agreement and the other Transaction Agreements and (iii) the distribution of the Selected Business to Advance/Newhouse pursuant to Section 8.1 of the Partnership Agreement.

     1.13. Contribution Agreement has the meaning set forth in Section 4.3 hereto.

     1.14. Debt Assumption Agreement has the meaning set forth in Section 3.2.

     1.15. Delayed Transfer Assets has the meaning ascribed such term in the Contribution Agreement.

     1.16. Effective Date means the date hereof.

     1.17. Effective Time means 12:01 a.m.on the Effective Date.

     1.18. Employee Matters Agreement has the meaning set forth in Section 3.5 hereto.

     1.19. Franchise means written "franchise" within the meaning of Section 602(8) of the Cable Communications Policy Act of 1984 (47 U.S.C. 'SS' 522(9)).

     1.20. Franchising Authority has the meaning that term is given by Section 602(9) of the Cable Communications Policy Act of 1984 (47 U.S.C. 'SS' 522(10)).

     1.21. Governmental Authority means any supranational, national, state, municipal or local government, political subdivision or other governmental department, court, commission, board, bureau, agency, instrumentality, or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, whether domestic or foreign.

     1.22. Guarantee Agreement has the meaning set forth in Section 2.2 hereto.

     1.23. Indemnity Agreement has the meaning set forth in Section 2.3 hereto.

     1.24. Insurance Policies means the insurance policies written by insurance carriers under which TWEAN or any of its Affiliates (or such Person's officers) is an insured party.

     1.25. Insurance Proceeds means those monies:

     (a) received by an insured from an insurance carrier; or

     (b) paid by an insurance carrier on behalf of an insured;

     in any such case net of any premium adjustments specifically relating to the Insurance Policy under which the Insurance Proceeds are paid and only to the extent directly attributable to those Insurance Proceeds.

     1.26. Intellectual Property Agreement has the meaning set forth in Section
3.7 hereto.

     1.27. Law means any foreign or domestic law, statute, code, ordinance, rule, regulation, treaty, judicial decision, order, judgment, writ, stipulation, award, injunction or decree enacted, entered or promulgated by a Governmental Authority.

     1.28. Letter Agreement has the meaning set forth in the Recitals.

     1.29. Management Agreement has the meaning set forth in Section 4.3 hereto.

     1.30. Original Partnership Agreement has the meaning set forth in the Recitals.

     1.31. Paragon has the meaning set forth in the Preamble.

     1.32. Parties means TWE, TWEAN, Paragon and Advance/Newhouse.

     1.33. Partnership Agreement means the Second Amended and Restated Partnership Agreement until Closing and thereafter means the Third Amended and Restated Partnership Agreement.

     1.34. Person means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability company, a Governmental Authority or any other entity.

     1.35. Refinancing Arrangements has the meaning set forth in Section 3.1 hereto.

     1.36. Residual Business means TWEAN and all of the businesses, assets and liabilities of TWEAN (whether conducted or owned itself or through direct or indirect divisions, Subsidiaries, joint ventures or other investments), including, without limitation all of the assets and liabilities of TWEAN under the Transaction Agreements, or any of their predecessors or successors, other than the Selected Business (including, without limitation, any assets or liabilities of the Selected Business under the Transaction Agreements). For the avoidance of doubt, references to actions taken by, or to be taken by, the Residual Business shall mean that TWEAN will take such action solely on behalf of and with respect to the Residual Business.

     1.37. Road Runner has the meaning set forth in Section 3.8 hereto.

     1.38. Road Runner Affiliation Agreement has the meaning set forth in
Section 3.8 hereto.

     1.39. Road Runner Letter Agreement has the meaning set forth in Section 3.2 hereof.

     1.40. Second Amended and Restated Partnership Agreement has the meaning set forth in Section 2.1 hereto.

     1.41. Selected Business means (a) prior to the Closing, the Selected Pool and the assets and liabilities of the Selected Business under the Refinancing Arrangements and the Transaction Agreements, (b) on or following the Closing, the Selected Subsidiary and all of the businesses, assets and liabilities granted or contributed to, or otherwise assumed, by the Selected Subsidiary and the A/N Group pursuant to the Refinancing Arrangements and the Transaction Agreements, and including the Delayed Transfer Assets and the Free Cash Flow therefrom, if any, and (c) in the case of either clause (a) and (b), including any Assets (including cash) generated by the Selected Pool on or after the Effective Date, subject to any Liabilities incurred by the Selected Pool on or after the Effective Date. For the avoidance of doubt, references to actions taken by, or to be taken by, the Selected Business shall mean, prior to the Closing Date, that TWEAN or Advance/Newhouse will take such action solely on behalf of and with respect to the Selected Business as provided in the Partnership Agreement and, after the Closing Date, that the Selected Subsidiary will take such action on behalf of itself and any Delayed Transfer Assets. Following the Closing, references to the Selected Business shall be deemed to be references to the Selected Subsidiary and the Delayed Transfer Assets, including Free Cash Flow therefrom, if any.

     1.42. Selected Pool has the meaning ascribed such term in Annex A hereto.

     1.43. Selected Subsidiary means TWEAN Subsidiary, LLC, a Delaware limited liability company of which TWEAN is the sole member, which shall be deemed to include any "Delayed Transfer Assets" held by TWEAN for the benefit of TWEAN Subsidiary, LLC, and any Free Cash Flow therefrom, pursuant to the Contribution Agreement.

     1.44. Selection Date means June 24, 2002.

     1.45. Services Agreement has the meaning set forth in Section 3.4 hereto.

     1.46. Subsidiary of any Person means any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the equity securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

     1.47. System means a "cable television system" within the meaning of
Section 602(7) of the Communications Act of 1934, as amended.

     1.48. Third Amended and Restated Partnership Agreement has the meaning set forth in Section 3.6 hereto.

     1.49. Transaction Agreements means this Agreement, the Partnership Agreement, the Guarantee Agreement, the Indemnity Agreement, the Debt Assumption Agreement, the Services Agreement, the Contribution Agreement, the Employee Matters Agreement, the Intellectual Property Agreement, the Management Agreement and the Amended and Restated Indemnity Agreement, and all other agreements and instruments delivered in connection therewith.

     1.50. Transactions means the transactions contemplated to be consummated by the Transaction Agreements.

     1.51. TWE has the meaning set forth in the Preamble.

     1.52. TWE Parties has the meaning set forth in Section 3.9 hereto.

     1.53. TWEAN has the meaning set forth in the Preamble.

     1.54. TWE Group means TWE and each of its Affiliates, which, for the avoidance of doubt, shall include TWEAN but shall not include the Selected Business.

                                   ARTICLE II
                               THE EFFECTIVE DATE

     2.1. Second Amended and Restated Partnership Agreement. Concurrently with the execution hereof, each of TWE and Paragon has duly executed and delivered to Advance/Newhouse, and Advance/Newhouse has duly executed and delivered to TWE and Paragon, the Second Amended and Restated Partnership Agreement attached hereto as Exhibit A (the "Second Amended and Restated Partnership Agreement").

     2.2. Guarantee Agreement. Concurrently with the execution hereof, Newhouse Programming Holdings Corp., Advance Publications, Inc. and Newhouse Broadcasting Corporation have each duly executed and delivered to TWE the Guarantee Agreement attached hereto as Exhibit B (the "Guarantee Agreement").

     2.3. Indemnity Agreement. Concurrently with the execution hereof, each of the Selected Business and Advance/Newhouse has duly executed and delivered to TWE, and the Residual Business and TWE has duly executed and delivered to Advance/Newhouse, the Indemnity Agreement attached hereto as Exhibit C (the "Indemnity Agreement").

                                  ARTICLE III
                               THE DEBT CLOSING

     3.1. Refinancing. Concurrently with the execution hereof, the Advance/Newhouse Group is consummating its own stand-alone financings under one or more credit arrangements secured by the Selected Subsidiary and the Advance/Newhouse Group's rights in respect of the Selected Business (the "Refinancing Arrangements").

     3.2. Payments Being Made by Advance/Newhouse

     (a) Prior to or concurrently with the execution hereof, Advance/Newhouse shall pay cash to TWEAN (exclusively for the benefit of the Residual Business) by wire transfer of immediately available funds to an account previously designated by TWE: (i) an amount equal to $7,790,000, as payment for a tax contribution required of Advance/Newhouse in accordance with the Original Partnership Agreement for periods ending on or prior to the Effective Date; and
(ii) an amount equal to the Unpaid Contribution Amounts (as defined below) in full satisfaction and discharge of its obligations ("Contribution Obligations) to pay the Second Advance/Newhouse Contribution Amount and the Fourth Advance/Newhouse Contribution Amount under and as defined in the Original Partnership Agreement. For purposes hereof "Unpaid Contribution Amounts" equals the sum of all accrued and unpaid principal and interest up to and including the Effective Date under the following promissory notes issued to secure such Contribution Obligations:

     (A) the promissory note in the aggregate principal amount of $15,042,000 in favor of TWEAN by Advance/Newhouse dated December 31, 1998; and

     (B) the promissory note in the aggregate principal amount of $13,573,626 in favor of TWEAN by Advance/Newhouse dated February 1, 2001.

     Upon such payment of the Unpaid Contribution Amounts, such promissory notes shall be canceled.

     (b) Concurrently with the execution hereof, Advance/Newhouse has executed and delivered to TWEAN the Instrument of Debt Assumption attached hereto as Exhibit D (the "Debt Assumption Agreement"), pursuant to which it is assuming $777,511,000 principal amount of TWEAN's senior bank debt (such assumed debt, the "Assumed Debt").

     (c) On the date hereof, immediately after assuming the Assumed Debt as provided in clause (b) of this Section 3.2, Advance/Newhouse shall satisfy and fully discharge all of the Assumed Debt by wiring cash in immediately available funds to the bank account as specified in the Debt Assumption Agreement.

     (d) Within 60 days following the Effective Date, TWE shall deliver a notice (the "Debt Notice") to Advance/Newhouse setting forth the actual amount (the "Actual Assumption Amount"), together with the calculations thereof, of the sum of the following:

          (i) one-third of TWEAN's Net Debt (as defined below); plus

          (ii) $190 million; plus

          (iii) 33-1/3% multiplied by the sum of (I) the aggregate Priority Return accrued and unpaid as of the Effective Date with respect to the Series A Preferred Partnership Units, the Series B Preferred Partnership Units and the Series C Preferred Partnership Units, respectively, held by Paragon and TWE and (II) the aggregate number of Series A Preferred Partnership Units, the Series B Preferred Partnership Units and the Series C Preferred Partnership Units, respectively, held by Paragon and TWE multiplied by $1000; minus

          (iv) $51.5 million; minus

          (v) interest accrued on the amount set forth in clause (iv) of this
     Section 3.2(d) each applicable date the Partnership funded the indemnified obligations referenced in Sections 8 and 9 of that certain letter agreement, dated September 6, 2000, between Advance/Newhouse, TWE and TWEAN (the "Road Runner Letter Agreement") to, and including, the Effective Date at a rate equal to the rate charged by TWEAN's senior bank lenders on the Effective Date, or, if TWEAN has no senior bank debt on the Effective Date, at a rate equal to the rate charged by ATW's senior bank lenders on the Effective Date.

     At the request of Advance/Newhouse, TWE shall provide Advance/Newhouse with prompt and complete access to all working papers and relevant supporting documentation, as well as appropriate TWE Cable Division personnel, in each case reasonably necessary in connection with Advance/Newhouse's review of the information set forth in the Debt Notice. If Advance/Newhouse concludes that such notice is not accurate, then Advance/Newhouse may, within 60 days of receipt of the Debt Notice, furnish TWE with a written statement of any discrepancy or discrepancies believed to exist (it being understood for the avoidance of doubt no discrepancy may exist with respect to the amount in clause
(ii) or (iv) in Section 3.2(d) (the "Debt Discrepancy Statement"). Advance/Newhouse and TWE shall attempt to jointly resolve any discrepancy set forth in the Debt Discrepancy Statement within 30 days after receipt thereof, which resolution, if achieved shall be final and binding upon the parties and not subject to dispute or review. If they cannot resolve the discrepancy to their mutual satisfaction within such 30-day period, Advance/Newhouse and TWE shall within 10 days following the expiration of such 30-day period, jointly designate a nationally known independent certified public accounting firm to review the Debt Notice, together with the Debt Discrepancy Statement, and any other relevant documents. If Advance/Newhouse and TWE do not agree upon such firm within such 10-day period, then such review shall be performed by a nationally known independent certified public accounting firm selected by two other nationally known independent certified public accounting firms, one selected by TWE and one selected by Advance/Newhouse; provided that if one party fails to notify the other party of its selection within five days of receipt from the other party of its selection, the firm selected by the other party shall perform such review. The cost of retaining such firm shall be borne one-half by Advance/Newhouse and one-half by TWE. Such firm shall report its conclusion as to the Actual Assumption Amount, which shall be binding on the parties hereto and not subject to review or dispute. The Actual Assumption Amount shall be adjusted, if necessary, to reflect any such resolution.

     (e) As used in clause (d) of this Section 3.2, and as illustrated in the attached Illustration A (it being understood the numbers used therein are hypothetical), the term "Net Debt" shall mean an amount equal to the sum of:

          (i) all debt of TWEAN as of the Effective Date, including, without limitation, all accrued and unpaid principal and interest accrued under that certain promissory note, dated as of November 1, 2001, issued by TWEAN in favor of Time Warner Inc.; minus

          (ii) all accrued and unpaid principal, interest and return as of the Effective Date in respect of the promissory note(s) and the preferred interests in Road Runner that were assets of TWEAN as of the Effective Date and which were issued in satisfaction of the funding of liabilities described in Section 8 of the Road Runner Letter Agreement; minus

          (iii) all cash and cash equivalents of TWEAN as of the Effective Date, taking into account all cash received or disbursed in connection with payments made pursuant to Section 3.2(a) and Section 3.3 hereof, but excluding (in each case to the extent arising from, or principally related to, any Systems of TWEAN in the Selected Business or the Residual Business) the cash receipts of (x) all refunds received by TWEAN on or after the Selection Date with respect to State, Local and Other Taxes (as defined in Annex A hereto) paid after the

     Selection Date, (y) all Insurance Proceeds received by TWEAN on or after the Selection Date under Insurance Policies existing as of the Selection Date to the extent received as a result of a casualty or loss occurring after the Selection Date and (z) all cash deposits under TWEAN's subscriber, utility, pole rental or similar agreements (the total amount described in this clause (iii), the "Cash Amount"); minus

          (iv) the amount in excess of $4.5 million, if any, paid in cash prior to the Effective Date by TWEAN in accordance with Section 3.1(h)(vii) of the Partnership Agreement for the costs, fees and expenses for financings (including refinancings of ATW's senior bank debt) consummated after the Selection Date but on or prior to the Effective Date.

     (f) On the third business day following final resolution of any discrepancy as provided in above, or if no such discrepancy exists, following expiration of the period in which Advance/Newhouse was permitted to deliver a Debt Discrepancy Statement, (a) if the Actual Assumption Amount is greater than the amount of the Assumed Debt, then Advance/Newhouse shall assume additional TWEAN debt selected by TWE in an amount equal to such excess (plus interest thereon calculated from the Effective Date at a rate equal to the rate charged by TWEAN's senior bank lenders on the Effective Date, or, if TWEAN has no senior bank debt on the Effective Date, at a rate equal to the rate charged by ATW's senior bank lenders on the Effective Date) (which shall be considered Assumed Debt for purposes of the Transaction Agreements), shall immediately satisfy and fully discharge such additional Assumed Debt and shall execute and deliver to TWEAN a Debt Assumption Agreement with respect thereto or (b) if the Actual Assumption Amount is less than the amount of the Assumed Debt, then TWEAN shall pay cash to Advance/Newhouse in an amount equal to such deficiency (plus interest thereon calculated from the Effective Date at a rate equal to the rate charged by TWEAN's senior bank lenders on the Effective Date, or, if TWEAN has no senior bank debt on the Effective Date, at a rate equal to the rate charged by ATW's senior bank lenders on the Effective Date).

     3.3. Payments Being Made by TWE and to Paragon.

     (a) Prior to or concurrently with the execution hereof, TWE shall pay cash to TWEAN (exclusively for the benefit of the Residual Business) by wire transfer of immediately available funds to an account previously designated by TWEAN in an amount equal to the sum of all accrued and unpaid principal and interest up to and including the Effective Date under the promissory note, dated December 31, 1998, issued by TWE to TWEAN, in the aggregate principal amount of $352,381,133 as of July 31, 2002, in complete satisfaction and discharge of such note and obligations.

     (b) Prior to or concurrently with the execution hereof, TWE shall pay cash to TWEAN (exclusively for the benefit of the Residual Business) by wire transfer of immediately available funds to an account previously designated by TWE in an amount equal to $13,070,000, as payment for a tax contribution required of TWE in accordance with the Original Partnership Agreement for periods ending on or prior to the Effective Date.

     (c) Prior to or concurrently with the execution hereof, TWEAN shall pay cash to Paragon by wire transfer of immediately available funds to an account previously designated by Paragon in an amount equal to $4,560,000, as payment for a tax distribution to Paragon in accordance with the Original Partnership Agreement for periods ending on or prior to the Effective Date.

     3.4. Services Agreement. Concurrently with the execution hereof, the Selected Business, Advance/Newhouse and TWE will begin to comply with the terms described on Exhibit E hereto. The parties agree to use good faith efforts prior to Closing to negotiate definitive documentation by the Closing with respect to such binding terms (such binding terms or, to the extent superseded by such documentation, such definitive documentation being referred to herein as the "Services Agreement"). The Parties expressly agree that Exhibit E constitutes a binding agreement among them unless and until definitive documentation superseding such terms is executed and delivered by the Parties, and if such definitive documentation is not executed and delivered with respect to Exhibit E by the Closing, then Exhibit E shall continue to constitute a binding agreement among the Parties with respect to such matters unless and until such definitive documentation is executed and delivered by them.

     3.5. Employee Matters Agreement. The terms set forth on Exhibit F hereto (the "Employee Matters Terms") became binding on the parties on the Selection Date and shall continue to be binding on the parties. The parties agree to use good faith efforts prior to Closing to negotiate definitive documentation by the Closing with respect to the Employee Matters Terms (such binding terms or, to the extent superseded by such documentation, such documentation being referred to as the "Employee Matters Agreement"). The Parties expressly agree that the Employee Matters Terms constitute a binding agreement among them unless and until definitive documentation superceding such terms is executed and delivered by the Parties, and if such definitive documentation is not executed and delivered with respect to the Employee Matters Terms by the Closing, then the Employee Matters Terms shall continue to constitute a binding agreement among the Parties with respect to such matters unless and until such definitive documentation is executed and delivered by them.

     3.6. Third Amended and Restated Partnership Agreement. The parties agree to use good faith efforts prior to Closing to negotiate definitive documentation providing for a Third Amended and Restated Partnership Agreement reflecting the modifications attributed to "Amendment #2" as contemplated by the Letter Agreement (the Second Amended and Restated Partnership Agreement or, to the extent superseded by such documentation, such documentation being referred to as the "Third Amended and Restated Partnership Agreement"). The Parties expressly agree that the Second Amended and Restated Partnership Agreement constitutes a binding agreement among them unless and until definitive documentation superceding such terms is executed and delivered by the Parties, and if such definitive documentation is not executed and delivered with respect to the Second Amended and Restated Partnership

Agreement by the Closing, then the Second Amended and Restated Partnership Agreement shall continue to constitute a binding agreement among the Parties with respect to such matters unless and until such definitive documentation is executed and delivered by them.

     3.7. Intellectual Property Agreement. Concurrently with the execution hereof, TWE has duly executed and delivered to the Selected Business and Advance/Newhouse and the Selected Business and Advance/Newhouse have duly executed and delivered to TWE, the Intellectual Property Agreement attached hereto as Exhibit G (the "Intellectual Property Agreement").

     3.8. Termination of Advance/Newhouse's Participation in Road Runner and TCP. As of the Effective Time, all of the Advance/Newhouse Group's right, title and interest (whether equity or debt and whether held directly or indirectly, including through TWEAN) and obligations in and to Road Runner HoldCo LLC, a Delaware limited liability company, or any of its Subsidiaries (collectively, "Road Runner") or Texas Cable Partners, L.P., a Delaware limited partnership, or any of its Subsidiaries (collectively, "TCP"), or any of their respective Assets (as such term is defined on Annex A hereto including, without limitation, (a) any rights to the "Road Runner" name, trademarks, e-mail domain address or other intellectual property owned or used by Road Runner or TCP and (b) any rights with respect to Road Runner or TCP arising out of or granted by any Contract, including, without limitation, under the Amended and Restated Operating Agreement of Road Runner, dated as of May 1, 2001, as amended; under the Road Runner Letter Agreement; and under that certain letter agreement, dated as of May 1, 2001, from Time Warner Cable and TWEAN to Advance/Newhouse; under the Agreement dated as of June 23, 1998 among Time Warner Inc., MediaOne Group Inc., TWE, Advance/Newhouse and TWEAN; shall cease and be of no further force or effect; provided, however, that the Master Affiliation Agreement, dated as of May 1, 2001, between Road Runner and Time Warner Cable, a Division of TWE, as amended (the "Road Runner Affiliation Agreement"), shall remain in full force and effect, including with respect to the Systems comprising the Selected Business, subject to the applicable terms and conditions set forth in the Services Agreement. For the avoidance of doubt, all of TWEAN's right, title and interest (whether equity or debt and whether held directly or indirectly) in Road Runner and TCP shall continue to be held by the Residual Business.

     3.9. Mutual Resolution of Claims.

     Effective at Effective Time, TWEAN, TWE, Paragon, the Residual Business, on their own behalf and on behalf of each of their respective directors, officers, employees, partners, successors and assigns (collectively, the "TWE Parties") do hereby release and forever discharge Advance/Newhouse, its Affiliates, the Selected Business, each of their respective directors, officers, employees, partners, successors and assigns (collectively, the "A/N Parties"), and the A/N Parties do hereby release and forever discharge the TWE Parties, from any and all manner of action or actions, cause and causes of action, suits, debts, sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands, in law or equity, any such releasing party has had, now has, or hereafter can, shall or may have, against any such released party, or any of them, for, by reason of, based upon, related to, in respect of, or arising out of (i) Restructuring Indebtedness as defined in the Original Partnership Agreement (other than the amounts described in Section 3.2(d)(iii) above); (ii) Excess Tax Amount Indebtedness, as defined in the Original Partnership Agreement; (iii) other than with respect to the rights of Advance/Newhouse under the provision identified in the following proviso, any "true-up" right of Advance/Newhouse regarding affiliated transaction under the Original Partnership Agreement or otherwise; (iv) Section 3.4 of the Original Partnership Agreement (except as contemplated in Exhibit E under the heading "New Affiliated Programming"); (v) Section 8.6 of the Original Partnership Agreement; (vi) any "Value Diminution" provisions in Section 8.1, 8.2 or 8.3 of the Original Partnership Agreement; (vii) true-up claims existing as of the Selection Date;
(viii) any obligations of the A/N Parties in respect of employee stock option reimbursements under Section 3.1(h)(i)(A)(3) or Section 3.1(h)(iii) of the Original Partnership Agreement; (ix) any disputes regarding TCP cash; or (x) any of the agreements described on Schedule 1 hereto.

                                   ARTICLE IV
                                THE CLOSING DATE

     4.1. Closing. The closing of the Closing Contribution (the "Closing") shall take place at the offices Paul, Weiss, Rifkind, Wharton & Garrison, at 10:00 a.m. on the date (the "Closing Date") which is the last day of the month in which the conditions set forth in clauses (a), (b), (c) and (d) of Section 4.2 are satisfied; provided, however, that if the condition set forth in clause (b) is not satisfied by December 31, 2002, such condition shall be deemed waived through no further action of the Parties; provided, that the Closing Date shall not occur earlier than December 31, 2002.

     4.2. Conditions to Closing. The respective obligation of each of the Parties to consummate the Closing Contribution shall be subject to the satisfaction as determined by, or waiver by, each of TWE and Advance/Newhouse, of the following conditions:

     (a) receipt of consents or waivers from the relevant Franchising Authorities, Governmental Authorities or other third parties necessary to transfer the direct or indirect ownership of Franchises for Systems serving at least 70% of the total cable television subscribers of the Selected Business as of the Effective Time;

     (b) receipt of all material consents or material approvals of all Persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Closing Contribution and the other transactions contemplated by this Agreement;

     (c) receipt of any required consents or waivers from the Federal Communications Commission to transfer licenses granted by the Federal

Communications Commission to Systems, divisions or other business units in the Selected Business; and

     (d) neither Advance/Newhouse nor TWE shall have effected a restructuring in accordance with Section 8.1 of the Second Amended and Restated Partnership Agreement.

     4.3. Closing Deliveries.

     (a) Contribution Agreement. At the Closing, TWEAN shall duly execute and deliver to the Selected Subsidiary, and the Selected Subsidiary shall duly execute and deliver to TWEAN, the Contribution Agreement substantially in the form attached hereto as Exhibit H (the "Contribution Agreement"). The Contribution Agreement shall become effective as of the Closing.

     (b) Amended and Restated Indemnity Agreement. At the Closing, each of the Selected Subsidiary and Advance/Newhouse shall duly execute and deliver to TWE, and TWE shall duly execute and deliver to Advance/Newhouse and the Selected Subsidiary, the Amended and Restated Indemnity Agreement substantially in the form attached hereto as Exhibit I (the "Amended and Restated Indemnity Agreement"), pursuant to which the Selected Subsidiary shall be added as an additional indemnitor and indemnitee of the TWE Group, TWEAN shall be added as an additional indemnitor and indemnitee of the Advance/Newhouse Group and the Selected Business and Residual Business shall be removed as parties to the Indemnity Agreement.

     (c) Intellectual Property Agreement. At the Closing, the Selected Subsidiary shall execute and deliver to TWE the Intellectual Property Agreement and thereby assume all of the Selected Business' right and obligations thereunder.

     (d) Management Agreement. At the Closing, each of TWE, Paragon and TWEAN shall duly execute and deliver to the Selected Subsidiary and Advance/Newhouse, and the Selected Subsidiary and Advance/Newhouse shall duly execute and deliver to TWE, Paragon and TWEAN, the Management Agreement substantially in the form attached hereto as Exhibit J (the "Management Agreement"). The Management Agreement shall become effective as of the Closing.

                                   ARTICLE V
                           COVENANTS AND OTHER MATTERS

     5.1. Closing Efforts. Each of the Parties shall cooperate and use its commercially reasonable efforts to cause the Closing to occur as promptly as practicable, including to fulfill or obtain the fulfillment of the conditions to the Closing set forth in Section 4.2 hereof.

     5.2. FCC and Franchise Approvals and Other Material Third-Party Consents. Each of the Parties shall use its commercially reasonable efforts, to the extent not previously obtained, to obtain (a) all consents or waivers from the relevant

Franchising Authorities, Governmental Authorities or other third parties necessary to transfer the direct or indirect ownership of Franchises for all Systems in the Selected Business, (b) all material consents or material approvals of all Persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Closing Contribution and the other transactions contemplated by this Agreement and (c) any required consents or waivers from the Federal Communications Commission to transfer licenses granted by the Federal Communications Commission to Systems, divisions or other business units in the Selected Business.

     5.3. Regulatory Compliance. The Parties agree to effectuate this Agreement, each of the Transaction Agreements and the transactions contemplated hereby and thereby in compliance with all Franchising Authorities, the Federal Communications Commission, other applicable Governmental Authorities and all applicable Laws. The Parties agree to provide to the other Parties, upon request, reasonable access to any books and records if such access if needed (i) to comply with the reporting, disclosure, filing or other requirements imposed on the requesting Party by a Governmental Authority having jurisdiction over the requesting Party or (ii) for use in any other judicial, regulatory or tax proceeding; provided that in the event that any Party determines that any such provision of books and records could be commercially detrimental, violate any Law or agreement, or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence

     5.4. Further Assurances. In addition to the actions specifically provided for elsewhere in this Agreement or the Transaction Agreements, but subject to the provisions hereof and thereof, each of the parties hereto shall use its commercially reasonable efforts prior to and following the Closing to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Laws and agreements to consummate and make effective the transactions contemplated by this Agreement and the Transaction Agreements.

     5.5. Disclaimer of Representations and Warranties. (A) EXCEPT AS EXPRESSLY PROVIDED IN A TRANSACTION AGREEMENT, NEITHER TWEAN, ADVANCE/NEWHOUSE, TWE, PARAGON NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE TRANSACTIONS (INCLUDING ANY CONSENTS OR APPROVALS REQUIRED IN CONNECTION HEREWITH OR THEREWITH) OR THE BUSINESS, ASSETS, CONDITION OR PROSPECTS (FINANCIAL OR OTHERWISE) OF, OR ANY OTHER MATTER INVOLVING, THE ASSETS, BUSINESSES OR LIABILITIES OF THE SELECTED BUSINESS, OR OF TWEAN, ADVANCE/NEWHOUSE, TWE, PARAGON OR ANY OF ITS SUBSIDIARIES; (B) ALL OF THE ASSETS TO BE TRANSFERRED OR THE LIABILITIES TO BE ASSUMED OR TRANSFERRED IN CONNECTION WITH EACH CONTRIBUTION OR THE OTHER TRANSACTIONS SHALL BE ASSUMED OR TRANSFERRED ON AN "AS IS, WHERE IS BASIS," AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A SPECIFIC PURPOSE

OR OTHERWISE ARE HEREBY EXPRESSLY DISCLAIMED, AND (C) NEITHER TWEAN, ADVANCE/NEWHOUSE, TWE, PARAGON NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE IN CONNECTION WITH A CONTRIBUTION OR THE OTHER TRANSACTIONS.

                                    ARTICLE VI
                                  MISCELLANEOUS

     6.1. Counterparts; Entire Agreement.

     (a) This Agreement and each Transaction Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     (b) This Agreement, the Transaction Agreements and the Exhibits, Schedules and Appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof or thereof, supersede all previous agreements (including, the Letter Agreement and all exhibits, schedules, illustrations and attachments thereto), negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties with respect to such subject matter other than those set forth or referred to herein or therein.

     6.2. Governing Law. This Agreement and, unless expressly provided therein, each Transaction Agreement, shall be governed by and construed and interpreted in accordance with the Laws of the State of New York, irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

     6.3. Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of each of the other parties hereto or thereto.

     6.4. Third Party Beneficiaries. Except as set forth in any Transaction Agreement, (i) the provisions of this Agreement and each Transaction Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder and (ii) there are no third party beneficiaries of this Agreement or any Transaction Agreement and neither this Agreement nor any Transaction Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Transaction Agreement.

     6.5. Notices. All notices or other communications under this Agreement or any Transaction Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

                  If to TWE, Paragon or TWEAN:
                  ----------------------------

                  75 Rockefeller Plaza,
                  New York, NY
                  10019
                  Attention:  General Counsel

                  with a copy to:

                  290 Harbor Drive
                  Stamford, CT
                  06902
                  Attention:  General Counsel

                  and:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, NY, 10019
                  Facsimile: (212) 757-3990
                  Attention: Robert B. Schumer
                             Kelley D. Parker

                  If to Advance/Newhouse:
                  -----------------------

                  6005 Fair Lakes Road
                  East Syracuse, New York
                  13057
                  Attention: Robert J. Miron

                  with a copy to

                  Sabin, Bermant & Gould LLP
                  Four Times Square
                  New York, NY, 10036
                  Facsimile: (212) 381-7218
                  Attention: Arthur J. Steinhauer

                  and

                  Dow, Lohnes & Albertson
                  1200 New Hampshire Avenue NW, Suite 800

                  Washington, DC, 20036
                  Facsimile: (202) 776-2222
                  Attention: John Byrnes

     Any party may, by notice to the other party, change the address to which such notices are to be given.

     6.6. Severability. If any provision of this Agreement or any Transaction Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic and legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

     6.7. Expenses. Except as expressly otherwise provided in this Agreement or any Transaction Agreement, TWE, Paragon, TWEAN and Advance/Newhouse shall each bear its own costs and expenses (including legal, accounting and broker fees and expenses) incurred in connection with this Agreement, the Transaction Agreements and the transactions contemplated hereby or thereby.

     6.8. Headings. The Article, Section and paragraph headings contained in this Agreement and in the Transaction Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Transaction Agreement.

     6.9. Waivers of Default. Waiver by any party of any default by the other party of any provision of this Agreement or any Transaction Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

     6.10. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Transaction Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement or such Transaction Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at Law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

     6.11. Amendments. No provisions of this Agreement or any Transaction Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom such waiver, amendment, supplement or modification it is sought to be enforced.

     6.12. Interpretation. In this Agreement, unless otherwise specified or where the context otherwise requires:

     (a) a reference to a Recital is to the relevant Recital to this Agreement, to a Section is to the relevant Section of this Agreement and to an Exhibit is to the relevant Exhibit to this Agreement;

     (b) words importing any gender shall include other genders;

     (c) words importing the singular only shall include the plural and vice versa;

     (d) the words "include", "includes" or "including" shall be deemed to be followed by the words "without limitation";

     (e) the words "hereof", "herein", "hereunder" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, clause and Exhibit references are to the Articles, clauses and Exhibits to this Agreement unless otherwise specified;

     (f) references to any Person or any other agreement or document shall include such Person's successors and permitted assigns;

     (g) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and all Transaction Agreements, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement and each Transaction Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement; and

     (h) Unless otherwise expressly provided herein, any Contract or Law defined or referred to herein or in any Contract that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of a Contract) by waiver or consent and (in the case of a Law) by succession of comparable successor Laws to all attachments thereto and instruments incorporated therein, and any reference in this Agreement or in any Transaction Agreement to a Law shall be deemed to include any rules and regulations promulgated thereunder.

     IN WITNESS WHEREOF, the parties have caused this Master Transaction Agreement to be executed by their duly authorized representatives.

                             TIME WARNER ENTERTAINMENT -
                             ADVANCE NEWHOUSE PARTNERSHIP

                             By: Time Warner Entertainment Company, L.P., a general partner


                                  By:
                                       ---------------------------------------
                                       Name:  Robert D. Marcus
                                       Title: Senior Vice President


                             By:  Advance/Newhouse Partnership,
                                  a general  partner

                                  By:  Advance Cable Holdings Corp.


                                  By:
                                       ---------------------------------------
                                       Name:  S.I. Newhouse, Jr.
                                       Title: Vice President


                             By: Newhouse Cable Holdings LLC


                                  By:
                                       ---------------------------------------
                                       Name:  S.I. Newhouse, Jr.
                                       Title: Vice President



                             TIME WARNER ENTERTAINMENT COMPANY, L.P.


                             By:
                                  --------------------------------------------
                                  Name:  Robert D. Marcus
                                  Title: Senior Vice President

                             PARAGON COMMUNICATIONS

                             By:  KBL Communications, Inc.,
                                  its Managing General Partner


                                  By:
                                       ---------------------------------------
                                       Name:  Robert D. Marcus
                                       Title: Senior Vice President


                             ADVANCE/NEWHOUSE PARTNERSHIP

                             By:  Advance Cable Holdings Corp.


                                  By:
                                       ---------------------------------------
                                       Name:  S.I. Newhouse, Jr.
                                       Title: Vice President


                             By:  Newhouse Cable Holdings LLC


                                  By:
                                       ---------------------------------------
                                       Name:  S.I. Newhouse, Jr.
                                       Title: Vice President